Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Intermedia Cloud Communications, Inc. hereby appoints each of Michael J. Gold, Jeffrey S. Eisenberg and Jason H. Veldhuis as attorney-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-1 (Registration No. 333-253626) filed by Intermedia Cloud Communications, Inc. (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered by any such registration statement, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Cindy A. Fiorillo Cindy A. Fiorillo	Director	September 17, 2021